Exhibit 99.2
Final Transcript
Event Duration: 1 hr 18 min
Conference Call Transcript
SUP — Q2 2005 Superior Industries Earnings Conference Call
Event Date/Time: Jul. 27. 2005 / 1:00PM ET
CORPORATE PARTICIPANTS
Jeff Ornstein
Superior Industries — CFO
Steve Borick
Superior Industries — CEO
Mike O’Rourke
Superior Industries — SVP, Marketing
CONFERENCE CALL PARTICIPANTS
David Leiker
Robert W. Baird — Analyst
Jairam (ph)
Banc of America Securities — Analyst
Brett Hoselton
Key Bank — Analyst
Rob Hinchliffe
UBS Warburg — Analyst
Michael Bruynesteyn
Prudential — Analyst
Chris Ceraso
CSFB — Analyst
Jon Rogers
Smith Barney — Analyst
Peter Grondin (ph)
Performance Capital — Analyst
Soei Shin (ph)
Morgan Stanley — Analyst
Joe Saluti
Highline Capital — Analyst
Millan Patel (ph)
OSS Capital Management — Analyst
Jordan Schwimmer (ph)
Satellite Asset Management — Analyst
Adam Comora
EnTrust Capital — Analyst

PRESENTATION
Operator
Hello, everyone, thanks for holding, and welcome the Superior Industries second quarter earnings conference call. For opening remarks, I’d like to turn the call over to Mr. Jeff Ornstein. Please, go ahead, sir.
Jeff Ornstein - Superior Industries — CFO
Thank you, very much. Good afternoon on the East Coast, and good morning on the West Coast.
As you know any comments made in this webcast are subject to the Safe Harbor for forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of issues and uncertainties that need to be considered in evaluating our financial outlook. We assume no obligation to update publicly any forward-looking statements. Issues and uncertainties that are of particular significance to Superior at this time relate to global competitive pricing, decline of production of cars and light trucks, and the successful completion of our strategic and operating plans. Please refer to the Company’s 10-K for a complete writeup in this area.
The Company announced second quarter earnings of $0.18 per share, which were in line with previous guidance and analyst consensus of $0.16 per share, when we consider that a favorable tax-rate adjustment increased earnings in the quarter by $0.02 per share. Automotive sales of cars and light trucks were strong, particularly at GM, where the employee discount program was a huge success. However, as most auto analysts have reported, these increased sales during the second quarter, did not result in increased car and light truck production. This was due to the fact that increased automotive sales went toward decreasing the huge car dealer inventories that existed. Accordingly Superior’s results will not get the favorable impact of this — of these increased sales levels until OEM production schedules increase, which is now estimated to happen not until the fourth quarter, at the earliest.
To quote our recent analyst report, we are paying now for a better ‘06. What this means is that industry’s huge inventory sell down will not show up as a positive in supplier’s earnings for the remainder of ‘05, although it will set us up for an improved ‘06. The Company has significant production related to the variety of wheels that we make for the GMT-800 platform, as an example. Though the decrease in inventory burgeons hope of increased production later this year, we believe a production pick up is in doubt, given the GMT-900 launch. Superior will experience similar patterns. The timing of returning to increased production levels is not known at this time and will certainly be dependent on the sustaining of high level of car and light truck sales.
Reviewing our shipment details, our Ford and GM shipments were off over the prior year by an average of 18%. Offsetting more than half of the Ford and GM decrease was Chrysler, which more than doubled versus the prior year. Chrysler now makes up 16% of our shipments, and our international customers continued strong at over eight — over 10%. We continue to aggressively pursue business outside of GM and Ford. The bright spot in our domestic line up, showing increased year-over-year shipments relate to the newly designed retro Mustang. However, for the quarter, all of our major programs were down substantially at both GM and Ford, including the GMT-800, the Ford F-150, and the Explorer. At Chrysler the Jeep Grand Cherokee accounted for our big increase.
The earnings for the quarter reflect the impact of lower price, erratic schedules impacting all of our operations, low-capacity utilization, and the resultant inefficient capacity utilization. A key strategy over the past two years has been to minimize the volatile shipment schedule impact as much as possible at our two operations in Mexico through flexible plant loading and planning. Recent and unexpected customer schedules in the second quarter did have an impact on these operations, as we were not able to react to effecting our performance. The lower production is having an inordinately high impact on our fixed-cost absorption. We are not able to reduce costs quickly enough when schedules drop suddenly and unexpectedly. Maintaining a stable, experienced work force and sudden changes causing excessive tool changes, while attempting to reduce costs in the environment is extremely difficult.
In addition, we also, similar to the auto makers, had to reduce our inventories by producing less during the quarter. I think it’s important to spend some extra time discussing our Mexican operations in a little more detail, as they relate to wheel pricing and capacity utilization. As you know, Superior is focused on leveraging our successful Mexican strategy as our best short-term option to attempt to mitigate the unprecedented pricing deterioration that arrived very quickly. As we’ve noted on previous calls — calls it arrived more quickly than our U.S. facilities could react to preserve satisfactory profitability levels.
Faced with this situation we have made recent strides toward cost improvement domestically, through automation initiatives and best practice process improvement programs. These efforts are gaining traction, but, clearly, the curve of pricing declines is much steeper than that of our U.S. plant cost reduction initiatives. Mexican operations have been the linchpin of our strategy to offset these pricing pressures. Historically, our two Mexican plants have been operating very efficiently, with high volumes and productivity. We are on time and on budget for a completion of our third Mexican facility sometime in mid-’06. At full ramp this will result in over 40% of our North American production capacity for cast wheels being in Mexico. We have great confidence in this strategy, are executing it very capably, and are seeing the blended cost of operations per unit decline as the percentage of Mexican production increases.
In times of falling customer releases, such as today, particularly, among our two largest customers at GM and Ford, who are suffering market share losses, it is imperative that we are able to keep our Mexican utilization rates near maximum while we attempt to manage costs in our lower-utilization U.S. plants as effectively as possible, given these difficult circumstances. Managing these loading levels from a logistics viewpoint is key to the success of the strategy in a reduced-volume environment. However, there are practical limits to what can be accomplished in maximizing production volumes in the short term in our Mexican operations, particularly in light of the fact that Superior’s high-volume light truck programs that have served us so well in past years are being hit disproportionately hard on volume decline.
The unsettling news going into the third quarter is sustained cut backs, coupled with traditional launch volatility, particularly affecting our operations in Mexico. This indicates more margin risk in the short-term until we can execute volume loading where it needs to be to achieve better profit performance. There’s no question that this will have a profound impact on our third quarter results. At this point, however, it is really not possible to quantify to what extent that impact can be.
The automotive suspension components product lines continues to struggle with higher volume, coupled with operating problems, particularly in the machining areas. Machine downtimes are prevalent at this plant. We continue efforts to determine the root cause of this continuing problem, including residents of our machine vendors residing at our plant. Sales volumes were up over 50%, but the losses from manufacturing in this product were greater, causing a drag on our operating margins with higher sales.
Plans have been set in motion to get to the underlying issues confronting our inability to get out of start up, or fire fighting mode in this operation. This plans include management changes, special task forces, significant financial analysis that reflects substantial cost cutting efforts, as well as top management stepped-up personal attention to this product line’s action plans. Superior’s management at all levels is very disappointed with our inability to tell — turn this operation around as we had originally forecasted, but be confident that everything is being done to resolve this situation.
Our Hungarian joint venture operations were impacted by similar factors to the North American market. Namely, global, as well as European pricing pressures, lower volumes, and reduce capacity utilization, and the weak dollar that recovered somewhat, but only at the end of the quarter. Units were down over 10% for the quarter, while operating profits were down over 30%. This operation, which offers both cast and forged aluminum wheels, continues to be an important strategy for our Company, locating manufacturing in low cost regions of the world. This plant, along with our Mexican operations, continues to be the low cost benchmark for our Company.
While the news outlined above is not what we like to report to our shareholders, it is important to mention that we see our current situation as short-term driven, given that our long-term strategies for sustained, positive performance remain on track. Superior is a Company transitioning our assets to more effectively align our business to the realities of our interest and global market over the longer term. The manufacturing footprint transition continues, with the progress on our third plant in Mexico. As I mentioned earlier, this plant is on track to begin production shipments by mid-’06.
Two, the focus on establishing a higher margin product mix, with premium processes and larger wheel size continues. Successful execution of these processes, which require technical development and capital support will provide us with lucrative opportunities going forward. And, finally, positioning us to take advantage of potential long-term opportunities, as other weaker players in our industry rationalize their businesses. As we have seen in the automotive industry, as well as other industries, this is a long-term process, but one that favors the best-positioned companies in any industry. There is no doubt that despite our current challenges, Superior remains the best-positioned player in our industry.
I’d like to go over some of the detail numbers at this point. Our sales of OEM wheels for the quarter. Were 217,827,000, compared to 228,137,000, down 4.5%. Year-to-date, 419,971,000, compared to 456,338,000, down 8%. As I mentioned, the component business came in at 8,644,000, compared to 5,598,000, or up 54%. Year-to-date, it’s up 58, almost 59%, at 18,415,000. Our operating income, at 2,895,000 compares to a 17,313,000 operating income, or down 80%. Our net income per share, as we reported, $0.18, compared to $0.51 a year ago. That brings our year-to-date net income per share at $0.52, compared to a $1.01.
The good news on our complexity of business is that Ford and GM is down to a record low, 73% of our shipments. Chrysler and international accounting for the rest. North American production was down 4%, but particularly hit was our particular mix of programs, particularly at GM. Our utilization rates continue to be lower. Our gross profit margin came in at 3.6%, compared to 10 a year ago. Our SG&A is well under control, at 2.3% for the quarter, at 2.4% year-to-date. Our net income, then, is 2.1% compared to 5.8. Our shareholders equity is 608,784,000, compared to 590,785,000. Our return on shareholders’ equity annualized, is about 3.3% this year. Our current ratio remains completely strong, at 3.9 to 1.
As you know we have no long-term debt. We use the weighted average shares of 26,618,000 for the quarter, compared to 26,806,000. And our weighted average shares, 26 million for the six months, six, twenty-eight — 26,682,000, compared to 26,908,000. And the actual shares outstanding today, 26,610,191. We repurchased 16,000 shares the quarter. Our depreciation came in at 11,038,000, compared to 9,252,000. Our depreciation stands year-to-date at 21,958,000, an estimate for the year, on track at 42 million.
Capital expenditures for the quarter, primarily related to our new Mexican plant were 27,053,000, brings year-to-date to 44,525,000, on track for our $80 million estimate. Interest income at 1,388,000. 2,513,000 for the year-to-date. Our income from our joint venture was 1,490,000 and 3,157,000 year-to-date.
Our balance sheet, quickly reviewing it is cash and short-term investments at 120.5 million. Accounting receivable at 152.9 million. Inventories have dropped to 85.2 million. Deferred taxes and other current assets are at 11 million, bringing total current assets to 369.6 million. Property plant and equipment net at 301.3 million. Investments and other assets at 85.7, for a total assets of 756.6.
Current liabilities, 95.5. Deferred income taxes 35.7. Other liabilities at 16.7. And shareholder’s equity, 608.7. Total liabilities and equity, 756.6.
Kevin, that concludes our formal remarks, and we would just appreciate taking questions at this time.
QUESTION AND ANSWER
Operator
[OPERATOR INSTRUCTIONS.] First up, from Robert W. Baird, is David Leiker. Please go ahead.
David Leiker — Robert W. Baird — Analyst
Good afternoon, good morning.
Jeff Ornstein — Superior Industries — CFO
Morning, David.
David Leiker — Robert W. Baird — Analyst
Right in the middle. Couple of numbers, how much was — how much did aluminum contribute to your revenue line?
Jeff Ornstein — Superior Industries — CFO
Well, Aluminum LME went up about 10%, but it affected our selling prices about 4%.

David Leiker — Robert W. Baird — Analyst
So about 4% of the increase?
Jeff Ornstein — Superior Industries — CFO
Right. So as you can —
David Leiker — Robert W. Baird — Analyst
Okay.
Jeff Ornstein — Superior Industries — CFO
Price reductions and mixed higher wheels, kind of nullified each other.
David Leiker — Robert W. Baird — Analyst
Okay. And how long — you went through a litany of issues that are impacting your margins, and it sounds like that might get worse, here, before it gets better. Is that fair?
Jeff Ornstein — Superior Industries — CFO
Short-term-wise, that’s correct.
David Leiker — Robert W. Baird — Analyst
And when do you think you turn the corner that you start to see some margin gains?
Jeff Ornstein — Superior Industries — CFO
Well, when you tell me when the inventory is finally down to a point where production increase is, and we can return to some more, better — better production schedules. There’s every likelihood that Ford and GM are continuing to reduce their production to bring their inventories more in line.
David Leiker — Robert W. Baird — Analyst
Yes.

Jeff Ornstein — Superior Industries — CFO
And, so once that happens, once we get that Mexican plant up and running, it’s likely that we’ll reduce or eliminate some U.S. capacity, and we’ll see a pretty significant inflexion point or pick up in our profitability rates.
David Leiker — Robert W. Baird — Analyst
Do you — does it — do you need the Mexican plant for that to happen? Or could that happen before that?
Jeff Ornstein — Superior Industries — CFO
Oh, I think we could see some modest improvement until that happens, but longer term, the real issue is to get these — get these overall cost structures down, and there’s only one to do it, and that’s Mexico.
David Leiker — Robert W. Baird — Analyst
Okay. And then the — with the Chrysler business, with the Grand Cherokee, is that a brand new program for you?
Jeff Ornstein — Superior Industries — CFO
Yes, that was announced, I believe, about six or nine months ago, as a win — a take over. That was a series of new wins, including the F-150, which we didn’t have prior, and the Malibu, and there’s some real, significant, major program wins.
David Leiker — Robert W. Baird — Analyst
And then the last thing, you have a couple of your plants that you expanded to put new business in for new vehicles that haven’t sold as well as expected. Is there anything you can do, either from your customer or moving business around, production around, to help boost the utilization, at least where some of those programs are really falling short of what you thought they would be.
Jeff Ornstein — Superior Industries — CFO
I think that’s what I tried to emphasize, David. That’s a great question. I mean, we are — I think we worked more today on — on scheduling and where we place programs in each plant than we ever have. The problem is marrying the short term with the long term. If we could move a program in a week or even two weeks, boy, that would be just outstanding. We could just say, well, let’s just move everything down to Mexico next week. But unfortunately these are pretty highly engineered products that require tooling. And it’s just not practical in every case to have backup tooling in three plants, for example, or that kind of thing.
David Leiker — Robert W. Baird — Analyst
Okay.
Jeff Ornstein — Superior Industries — CFO

So, to answer your question, yes, that is our long-term strategy, to absolutely fill up these plants that are, A, low cost, and, B, with the most popular selling programs. It’s just, in the short term, it’s just very difficult to do when schedules change so drastically. And as you know, once you make a commitment to a Freestar, for example, that doesn’t sell, you’re still committed to it, and you have to keep the availability of capacity on hand in the event something unusual happens, which, obviously, it doesn’t. But it’s, clearly, our biggest challenge today. And we’ve got some really good plans. I’m very encouraged, but it’s not going to happen for — for a while.
David Leiker — Robert W. Baird — Analyst
Yes, I wasn’t going to name the vehicle, by the way.
Jeff Ornstein — Superior Industries — CFO
Oh.
David Leiker — Robert W. Baird — Analyst
But that’s all, thank you.
Jeff Ornstein — Superior Industries — CFO
That is one particular one that is pretty hard, as you know.
David Leiker — Robert W. Baird — Analyst
Yeah, I know. Thanks.
Jeff Ornstein — Superior Industries — CFO
Thanks, David.
Operator
We’ll move on now to a question from Ron Tadross at Banc of America Securities.
Jairam — Banc of America Securities — Analyst
Hi, Jeff. This is Jairam. I just had a — can you give us an idea of what the labor cost difference is between Mexico and U.S. plants?
Jeff Ornstein — Superior Industries — CFO

Well, I mean, that’s easily looked up in labor statistics and all, that’s not the whole story. Keep in mind that there are several factors. One is, those plants were built more recently than others so they took advantage of all benefits. Two, we try to keep them loaded. And, three, there’s just a great group of efficient workers there. And it’s hard to — to differentiate each one of those factors, obviously, in our business when a factory is loaded, you get a lower product cost. But labor rates are substantially lower in Mexico, there’s no question about it. And that can easily be determined in any U.S. Labor Department statistics and things, but that’s not — that’s not really the full analysis of our cost benefit of operating in Mexico.
Jairam — Banc of America Securities — Analyst
Okay. And, like, what are you seeing as far as volatility on schedules this time around, is it as volatile as 2Q or — ?
Jeff Ornstein — Superior Industries — CFO
It’s worse. It’s worse. Third quarter looks to be worse, yes. There are several factors. One is, you’ve got some launches, two, you’ve got shutdowns. So, coming out of those shutdowns, it’s difficult. We did a lot of maintenance on it and things like that, but it’s tough to get back up when you don’t have high — high schedules, so the third quarter is going to be hit pretty hard.
Jairam — Banc of America Securities — Analyst
Okay. And, lastly, can you comment on pricing sequentially? Has it been flattish on a sequential basis?
Jeff Ornstein — Superior Industries — CFO
Well, flattish in terms of the percentage or the activity in terms of our customer, but, clearly, increased because there are programs that are in place that call for certain reductions on an ongoing basis — productivity improvements or volume discounts, et cetera. When you get a big program, you sign up up front to some regular, periodic interval of price reduction. So although everybody is reporting that there’s stability in the pricing pressures, pricing continues to go down every so many months as a result of, what I’ll call, automatic price adjustments.
Jairam — Banc of America Securities — Analyst
Okay. Thanks.
Jeff Ornstein — Superior Industries — CFO
You’re welcome.
Jairam — Banc of America Securities — Analyst
Thanks.
Operator
We’ll move on now to Brett Hoselton at Key Bank.

Brett Hoselton — Key Bank — Analyst
Hi, Jeff.
Jeff Ornstein — Superior Industries — CFO
Hi, Brett.
Brett Hoselton — Key Bank — Analyst
How are you.
Jeff Ornstein — Superior Industries — CFO
Great.
Brett Hoselton — Key Bank — Analyst
A few different questions, here. First of all, the Mexican plant, how many wheels is it 2, 2.5 million?
Jeff Ornstein — Superior Industries — CFO
That’s the initial projection, that’s correct.
Brett Hoselton — Key Bank — Analyst
Okay. And then, secondly, when we think about the cost differential of Mexican plant wheel versus the U.S. wheel, first of all, I think the break down is, maybe, 40% of your COGS is sold as material. Is that a fair assessment?
Jeff Ornstein — Superior Industries — CFO
Right.
Brett Hoselton — Key Bank — Analyst
That probably doesn’t change, right?
Jeff Ornstein — Superior Industries — CFO
That’s an approximation.

Brett Hoselton — Key Bank — Analyst
Labor is where you’re — probably your primary change. I’m assuming in the U.S. it’s maybe around 30% of the cost of goods sold per wheel.
Jeff Ornstein — Superior Industries — CFO
Could be a higher than that. Remember, there’s a lot of labor and overhead in our business.
Brett Hoselton — Key Bank — Analyst
Okay.
Jeff Ornstein — Superior Industries — CFO
It’s a highly-engineered product. We’ve got a lot of quality and engineering activities. Inside of overhead. Overheads are typically higher in a highly-engineered product because of the quality control, the heavy engineering and heavy inspection, safety items, you can’t — you just can’t afford, and don’t let a wheel out the door without a total inspection.
Brett Hoselton — Key Bank — Analyst
Okay. And as I think about the major changes as we go from the U.S. plant to the Mexican plant, obviously, labor is a substantial portion, but you mentioned that there was, obviously, some other items, like overhead and so forth, that I assume goes down. As I think about that, if 40% is materials and 60% is, obviously, a lot of this other stuff is from corporate stuff in there. How much — what percentage of your cost of goods sold is — is affected? So, and as I think about it, if 100% of your cost of goods sold 40% is materials, that leaves 60. I think in the past we’ve talked about 30% being fixed. So that leaves maybe about 30% is changeable as you go from Mexico to — or U.S. to Mexico. Is that a — ?
Jeff Ornstein — Superior Industries — CFO
That whole — that whole non-material cost is — is the target when you go to Mexico.
Brett Hoselton — Key Bank — Analyst
Right.
Jeff Ornstein — Superior Industries — CFO
Because you buy more efficient equipment, so even your depreciation gets affected. Your taxes, your energy costs. All those things are all factored in here.
Brett Hoselton — Key Bank — Analyst

Okay. So you could see about a 60% — of that 60% of your cost of goods sold, obviously, could go down.
Jeff Ornstein — Superior Industries — CFO
Go down, correct.
Brett Hoselton — Key Bank — Analyst
Yes. And somewhere about 30 to 40% of that is probably labor-ish?
Jeff Ornstein — Superior Industries — CFO
Right. You can think of it in those narrow terms, I guess — and that’s what I think the other question was getting at. If you’re only saving — even if you’re saving five bucks an hour or whatever it is, that doesn’t amount to a lot. But it goes beyond that. It has to do with the whole organization of the plant, the automation of the plant, the economies of scale of having three plants managed by a common management, keeping it full. We’re — we’re seeing margins in our Mexican operations that are substantially better than our U.S. operations.
Brett Hoselton — Key Bank — Analyst
Okay.
Jeff Ornstein — Superior Industries — CFO
All of those reasons.
Brett Hoselton — Key Bank — Analyst
As we — as — as you think about the GMT-800 itself, have you ever given us a sense as to how much of — what that represents in terms of wheel shipments? Is that, I mean, I’m thinking 4% of your wheel treatment.
Jeff Ornstein — Superior Industries — CFO
Oh, we’d rather not give out details of that nature, but, clearly, it’s our single, largest, most-important program, but the good news, as I mentioned, there’s a variety of wheels. We’re not talking about one wheel. I don’t want to get anyone who’s non-automotive analysts scared here. I mean, we’re talking about several models with lots pickup trucks and SUVs, et cetera, that get under that umbrella.
Brett Hoselton — Key Bank — Analyst
Okay. And your tax rate was a little bit on the low side. As you think about the tax rate going forward, typically you’ve been somewhere in the low 30% range. Do you think we’re going to rebound back up to that low 30% range, or is there something that’s kind of structurally changed here, that — ?

Jeff Ornstein — Superior Industries — CFO
Yes. There’s something structurally changed. Let me tell you as an accountant who’s been in the business for a lot of years. The — the accounting profession has changed the way you do taxes. And basically what they’re saying now is, whereas before you had a lot of predictability, and I’m sure you saw it on your Ford — Ford results, there’s no more predictability in taxes. Because, essentially what the exercise is does is say, okay, you do your annualized tax rate. And I think the idea of that was to smooth out, if you will, or present a tax rate that you could count on for the year and model, as you guys do. You can’t do it any more because every quarter you sit down and you say, okay, what’s your normal tax rate, and you do that exercise. But then on top of that, you got to consider all of these other items, and you no longer can — can just kind of provide cushion or smooth it out. You have to basically examine every single item, and unless you have evidence, meaning an absolute, final IRS settlement, or an absolute signed-off audit, you — you just have to continue to change your reserve based on the facts that you have at the time. So it just makes it almost impossible to project tax rates going forward.
Brett Hoselton — Key Bank — Analyst
Yes. Okay. And so it’s going to bounce around. I mean, is it fair to say it’s going to bounce up and down above 32.5% sometimes?
Jeff Ornstein — Superior Industries — CFO
I don’t know if it’d get that high because with our income low and our credit fixed, and Mexico tax rates have just dropped by the way, you’ve got — you’ve got some factors that will keep it well below the statutory rates. But as to whether I can tell you it’s 20 or 24, that’s a — right now we’re at 20, year-to-date. Will we be back at 24 next quarter? Maybe. We will be back at 18? Maybe. It’s just difficult to presume. But, no, it won’t go higher than, probably, 25 or so, I think.
Brett Hoselton — Key Bank — Analyst
Okay. Great. I’ll circle back around. Thank you, very much, Jeff.
Jeff Ornstein — Superior Industries — CFO
Okay.
Operator
We’ll move on now to Rob Hinchliffe at UBS Warburg.
Rob Hinchliffe — UBS Warburg — Analyst
Hi, Jeff.
Jeff Ornstein — Superior Industries — CFO
Hi, Rob.

Rob Hinchliffe — UBS Warburg — Analyst
Hey, just to see if we can put it in perspective, versus last year — I know you get the typical productivity pricedowns, but is the bulk of the margin issue from vehicle production declines?
Jeff Ornstein — Superior Industries — CFO
This quarter, I think what I described was — was, for sure, the overall pricing environment is hurting us, but in addition to that, we had a quarter where we weren’t able to keep our low-cost operations at full production, and that also affects — so cost was also affected this quarter.
Rob Hinchliffe — UBS Warburg — Analyst
In Hungary, can you — can you remind me what your customer mix is there?
Jeff Ornstein — Superior Industries — CFO
Names of them, or — ?
Rob Hinchliffe — UBS Warburg — Analyst
Just — I mean is it — how different is it from your overall Company customer mix?
Jeff Ornstein — Superior Industries — CFO
Well, it’s all different. They’re all different names, primarily. Audi and BMW and Volkswagen and the European OEM manufacturers. There’s one program we do for GM there in Hungary.
Rob Hinchliffe — UBS Warburg — Analyst
Okay. Okay. That’s helpful. And, then, Q3, typically, you kind of comment on First Call numbers. You didn’t do that this time. Any sense?
Jeff Ornstein — Superior Industries — CFO
I think what I said was that the — the third quarter is being impacted profoundly. I would think that means that the — the third quarter will not be as good as the second. And at this time I can’t comment further. As I get into the quarter and more information, we’ll be sure to put out a public announcement as to where we think we’re headed?
Rob Hinchliffe — UBS Warburg — Analyst
Do you see it in the black right now?

Jeff Ornstein — Superior Industries — CFO
Too soon to say.
Rob Hinchliffe — UBS Warburg — Analyst
Okay. Thanks, Jeff.
Operator
Next up is Michael Bruynesteyn of Prudential.
Michael Bruynesteyn — Prudential — Analyst
Hi, Jeff.
Jeff Ornstein — Superior Industries — CFO
Hi, Mike.
Michael Bruynesteyn — Prudential — Analyst
Can we think about — or can you talk a little bit about some of the program wins? You talked about some you got before, and I don’t expect you can identify them going forward, but what kind of annualized magnitude of vehicle program wins should we be looking for in the next couple of quarters?
Jeff Ornstein — Superior Industries — CFO
Well, it’s just really, really hard to — to estimate. Because you got so many things going on. We’ve got some new programs starting up. We’ll be sure to announce them specifically. But you’ve also got other programs that aren’t doing as well. So I don’t want to mislead people by saying, we’ve got $4 million more of annualized volume, which I could easily say. But we got 3 million going off, and we got another million that’s caused by slow sales right now. We’re not looking for any substantive — I mean, the important thing from your point of view is we’re not looking for any substantive increases in our volume year-over-year because of all the declines in quite a bit of our models and important programs related to GM and Ford.
Michael Bruynesteyn — Prudential — Analyst
So you’re saying shipments should be about flat, your new wins are offsetting some of the pain you’re feeling on these existing programs? Is that fair?
Jeff Ornstein — Superior Industries — CFO

Year-over-year, shipments will be down. I mean, they’re down — units were down 8% this quarter, and what, 12% first quarter. So it’s going to be hard to make that back up.
Michael Bruynesteyn — Prudential — Analyst
I mean, that kind of pace is what we would expect, or — ?
Jeff Ornstein — Superior Industries — CFO
10 in the — 10 in the first quarter. 10 in the first quarter and 8% this quarter.
Michael Bruynesteyn — Prudential — Analyst
Yes, well we have that — that information already. I’m talking about going forward.
Jeff Ornstein — Superior Industries — CFO
Well I — I — I can’t foresee — based on my comments in the third quarter, it’s obviously going to be down. So fourth quarter, you’ve got to tell me. Some analysts are saying that things are just going to pick up and turn around and we’re going to start producing lots of cars. Other articles and analysts are saying there’s no way we’re going to do well until ‘06. So, the fourth quarter is so uncertain now, that for me to give a guess, your guess would be so much better, to be honest with you.
Michael Bruynesteyn — Prudential — Analyst
Okay. Maybe we can frame it a little differently. I mean, last year, you had the Grand Cherokee come on, the Malibu, and the F-150, which were all very important programs for you.
Jeff Ornstein — Superior Industries — CFO
Right. Is this back half of this year going to be a similar jump, or is it not quite as big or is it more? Oh, I can’t identify any major program of that nature this year. But we have a lot of nice, small programs that are — we’re starting up on. But there’s no one, big, marquee program like that that we can point to this year.
Michael Bruynesteyn — Prudential — Analyst
Okay. And then — so in terms of getting margins back up to even what we did in the first quarter, is that doable in the fourth? Or is that just too far to say, or what do you think about that?
Jeff Ornstein — Superior Industries — CFO
That’s hard to say. I’d say it’s possible, probably not probable. But we could certainly trend better in the fourth if we had a decent production quarter.

Michael Bruynesteyn — Prudential — Analyst
Okay. And, I mean, looking out — I know ‘06 is a long ways off, but what’s going to change in ‘06 for the Company that we should be thinking about? Are there major drivers that we should be taking into account?
Jeff Ornstein — Superior Industries — CFO
Yes, I think there’s major drivers, but it’s also going to be a year of transition, okay? I think we got to monitor components very closely. I think that between now and the end of the year, we’re going to know more about components. We have a big launch starting. We have a lot of actions we’re taking. And I would guess that between six and eight months, there’s going to be a pretty serious decision making with regards to components, if it does not turn around. If it turns around, that’s going to be, obviously, a big addition to our profit margin. The second thing that’s going to happen is we’re going get a better sense of where that Mexican plant is and how quickly we can get that up to snuff. The third thing is we’re going to get a sense of how quickly we can start tearing down the high-cost U.S. plant and how quickly that happens. So all those major things are going to happen in ‘06. It’s just a question of — timing is going to be the hard part. I can say with assurance that ‘07 is going to be a great year, how’s that?
Michael Bruynesteyn — Prudential — Analyst
All right. Thank you, Jeff, appreciate it.
Operator
We I’ll move on now to a question from Chris Ceraso at CSFB.
Chris Ceraso — CSFB — Analyst
Thanks. Good morning, Jeff, how are you?
Jeff Ornstein — Superior Industries — CFO
Good.
Chris Ceraso — CSFB — Analyst
You actually just touched on something I was going to ask about. And I just want to clarify to make sure I understand. In the near term it sounds like you’re trying to load up Mexico as much as you can, and you’re even further underutilized in North America. Is that right? That’s sort of the best way you can kind of manage this low volume level?
Jeff Ornstein — Superior Industries — CFO

Right. That’s the strategy, but unfortunately we can’t do it quickly in the third quarter. Our schedules are so volatile and we’re having difficulty moving tools. And there’s just a timing issue in getting that accomplished. So we want to have that done by the end of the quarter, so that the fourth quarter and next year really starts to improve.
Chris Ceraso — CSFB — Analyst
So, and, then on the back of that, should we expect that you’ll start to, as you say, kind of tear down some of your North American capacity in the near term, rather than waiting until this new Mexican plant is up and running? And then trying to assess where volume is? In the near term, do you think you’ll be taking off some North American capacity?
Jeff Ornstein — Superior Industries — CFO
Yes, on lower production. There’s no question that’s what’s going to happen. But if we get an uptick in production, remember we have to deliver today. We can’t say, well, I’m sorry, we’ll deliver in three months from now, when our Mexican plant’s ready. So we have to maintain our delivery schedule. Again, we have a commitment to deliver so many Explorers and the fact that they’re not selling today, we can not make a decision to tear down Explorer capacity. We just can’t. We have a commitment to deliver so many Explorers. Now we can — we can take a major risk and say, well, Explorer will never sell again, tear down that capacity and then it comes back, and we’ll just — we’ll just lose something we’ve taken, at least the 21 years I’ve been here to build, which is that absolute reliability in the face of our customer.
And we believe all of that’s going to turn around. The economics returning to normality, these weaker competitors finally deciding to get out of the business. We think all of that is going to turn around, and that’s our future. We’re here for the long term, and these customers are going to turn around and come back to us and say what, these are the guys that delivered year in, year out. And these are the guys that are going to be with us and we need them and they need us. And we’re going have — we’re going to, hopefully, have that partnership again. Right now, it’s somewhat adversarial because they’re under tremendous pressure. I’m not being critical of them. They have a — look at their financial status. My [expletive].
Chris Ceraso — CSFB — Analyst
So are your — are your hands completely tied in the near term or is there some layer — some level of capacity that you can take out? Say, for example, given your current footprint, and your sized for, I don’t know, a 20 million unit year in North America. Way more than we would need and carve out some layer that, even if the Explorer, for example, does come back, you’re still flexed to handle it.
Jeff Ornstein — Superior Industries — CFO
I understand. I’m not going to sit here and tell you my hands are tied, because then I might as well just resign my position. I mean, we’re management. We are dedicated. We are working hard to make the best profit we can, given these difficult circumstances. So the answer is, yes. We are taking all those actions. Unfortunately my job is here to give you some sense of the future, and I don’t want to be too optimistic right now. It doesn’t — it doesn’t do us any good. We are faced with some harsh realities that we’re dealing with and we’re managing. And prefer not to make any silly moves for the future, just to make a profit in one quarter that’s going hurt us longer term. Everything we’re focused on is for the longer term. We’re here to stay. We’re going to — we have a good business model. We have the history to prove it, and we will turn this thing around, but we just don’t want to do anything precipitous that is just, like, oh, okay, let’s close three U.S. plants right now and hobble along with what we have and try to make a little money, and make a terrible mistake by pressing those remaining plants so hard, or whatever. We’re just not there yet.
Chris Ceraso — CSFB — Analyst
Okay. One last —
Jeff Ornstein — Superior Industries — CFO

Yes, are taking — we are not — our hands are not tied, and we are taking and working hard, very hard, very diligent at fixing this situation, but keeping in mind the longer term at the same time.
Chris Ceraso — CSFB — Analyst
Okay. One last one, if I could, are you seeing any change in the behavior of your competitors? Are they still bidding for your business at what you would consider unsustainably low prices?
Jeff Ornstein — Superior Industries — CFO
It’s incredible to see, but you are right. They are still bidding incredibly low prices, and it’s just a matter of time until one or more of them explode or decide to get out of the business. But we keep saying that, and we just don’t see it happen. So, yes, we’re faced with that competitive pressure right now, unfortunately, but we just know in our economic long-term hearts that can’t continue.
Chris Ceraso — CSFB — Analyst
Okay. I appreciate it, Jeff.
Jeff Ornstein — Superior Industries — CFO
It would be sooner rather than later, and I’m sure our marketing department feels the same way.
Chris Ceraso — CSFB — Analyst
Thanks.
Operator
We have a question now from Jon Rogers at Smith Barney.
Jon Rogers — Smith Barney — Analyst
Hi, Jeff, most of my questions have been answered, but I think it’s interesting what — your comments on the — on the components business. And can — can you just give us — sort of a little bit more detail on what you think the specific issues are there? And if you do decide to — to exit that — that business, what that might look like? I mean, is it — has it developed to the point where it’s a sellable business, or is it — what — I mean, what are your alternatives there, longer term?
Jeff Ornstein — Superior Industries — CFO
With your permission, I’m going to turn this one over to Steve Borick, who’s here now with us. And this is a more of a strategic question that I think our CEO should probably comment on. Thank you.

Steve Borick — Superior Industries — CEO
Okay. Thanks, Jeff. I’ve been here the whole time listening to the good questions, and Jeff has been doing a great job answering them. Component business certainly is troubling to all of us, in that we expected it, certainly, to be in a more of a turn around, profitable mode at this point in time. Really, where we’re at today is — there’s a tremendous amount of changes that we’re making in — in the component business on the management side, and some other things that we’re going to be doing on the cost side. The quandary in the component business is simply stated, it started out as more or less a job shop with relatively small volumes, yet the plant had to be geared up to get into a full production mode. And every, single part was specific and had to have specific machining equipment dedicated. So, thus, a significant capital expenditure took place, which gave us a significant per part depreciation issue. And also, all of the unsundry things that go with that type of detailed operation, being quality and engineering, testing, et cetera, et cetera. So the whole complement was there and the volumes in start-up mode weren’t there. It was also a significant learning curve for the Company because it was new, and it took a lot of people a lot of time to get where were — where we are today.
Now where we are today is not where we want to be, obviously, but we have some new programs that we have not announced, that are coming into play. Is it going to turn us into a profitable business? Not tomorrow, certainly. But we’re looking at it as a more high-volume business. Some of the new programs are significant volumes, which means that we can look at a more automated way of operating the Company in the future. And I have dedicated a team of people, new people, and I’m looking for additional new management for that particular operation, because I don’t believe that it’s appropriate to think about shutting down or selling that business today. What is appropriate is to look to the future, make the changes that are necessary, and there is a time frame.
And I’m not going to continue to allow the bleeding to go on indefinitely, and that time frame in my mind is, certainly, approximately 8 to 12 months. If we don’t see significant turn around opportunity there, then we will have to re-address whether or not that business is a business we want to stay in. But the opportunities are still in front of us. And our customers are, certainly, happy with the product. And I believe, just like the wheel business has been a tremendous amount of pressure, that when we started the business on pricing, we didn’t believe we would see. And so coupled all that together, it’s been very tough. But I’m fully dedicated to seeing this thing turn around.
Jon Rogers — Smith Barney — Analyst
And, then, Steve as long as you’re on the phone, can you comment on — on some of the expansion efforts that you talked about in the past in Asia and just where those might stand?
Steve Borick — Superior Industries — CEO
Asia is very complicated today. The opportunities with the joint venture that we were developing and the memorandum of understanding that we had intact — in fact, we’re having a conference call with the Asian partners tomorrow. And what’s happened in Asia is a couple of significant things that are — are making us step back and re-assess — and in my opinion at this point in time there are opportunities in other low-cost countries that will match Asia. If Asia wants to have no margin, or the government is backing a particular industry, or a particular company in Asia, that — that — that playing ground is never going to be even, and there’s nothing I can do about that.
But what we do see in Asia, from one of the strongest players in the wheel business, is there’s significant margin compression that’s taking place in Asia at the domestic level. And, certainly, at the export level. And the combined margin compression is not allowing them to build a business model that creates a greenfield that makes economic sense to spend the kind of capital that’s necessary to build the kind of product that the OEM’s are requiring. So what we’re seeing on the — certainly, on the after-market side, that game is still there, and will continue to be there, even though they’re having margin compression.
On the OEM side there’s so many players that entered the business, and the compression is such that we don’t believe that either our Board or the Board in China is willing to accept the margins that we’re looking at on the business model — and we sent a whole team of people in there to establish that, both from facilities, engineering, and finance, just in the last few months. And so we’re — we’re going to take a conservative back-off stance, continue to concentrate on the benchmark in our Mexico plant, which is very exciting, and look to that to be the benchmark for our future, whether it be in Mexico or other parts of the world. And we are looking at other parts of the world, including India, and a couple of other new things that just cropped up, that from an energy standpoint, might give us some real opportunities in the future.
Jon Rogers — Smith Barney — Analyst
That’s great. Thanks. Good to hear from you, Steve.
Steve Borick — Superior Industries — CEO
Thank you. Turn it back over to Jeff, and if anybody has question for me, I’m available.
Operator
We’ll move onto the next question in the roster. This is Peter Grondin at Performance Capital.
Peter Grondin — Performance Capital — Analyst
Hi, guys. Couple of quick questions, one balance sheet focused, and, then, one on the production. First on the balance sheet, it looks like you had about 9 million in cash in the balance sheet this quarter. Was there any additional cash put into long-term investments in addition to the 38.7 that’s in the long-term bonds? Or is the 8 to 9 million basically it?
Jeff Ornstein — Superior Industries — CFO
That’s it.
Peter Grondin — Performance Capital — Analyst
Okay. And the second question is, just to be absolutely clear, you, obviously, had reduced production in — in terms of utilization of workers in the American plants. Given what’s gone on with the reduction of inventories with GM and Ford, is it fair to say that — what I’m hearing from you is that we’re still not going to see that production ramp in the next few months. You’ve been working on four-day weeks. Do you anticipate that going to five-day weeks in the next few months, or are you still at a reduced rate?
Jeff Ornstein — Superior Industries — CFO
Still at a reduced rate.
Peter Grondin — Performance Capital — Analyst
Okay.
Jeff Ornstein — Superior Industries — CFO

The inventory sell off was just that, an inventory sell off.
Peter Grondin — Performance Capital — Analyst
Yes.
Jeff Ornstein — Superior Industries — CFO
In fact, all the news today is they’re continuing the production cuts to align their inventory and clear out the old models to get ready for new introductions.
Peter Grondin — Performance Capital — Analyst
Okay. And one more thing on the balance sheet, I’m sure you’ll come out with a Q soon, but most of the excess cash, I’m assuming, is due to reduction of inventories, and some more from capital management, is that correct?
Jeff Ornstein — Superior Industries — CFO
Correct.
Peter Grondin — Performance Capital — Analyst
Okay. Thanks, guys.
Jeff Ornstein — Superior Industries — CFO
Thank you, Peter.
Operator
Now we’ll hear from Jonathan Steinmetz at Morgan Stanley.
Soei Shin — Morgan Stanley — Analyst
Hi, it’s actually Soei Shin. You talked about the turn around opportunity in your component’s business. What, specifically, would you need to see in the next 8 to 12 months?
Jeff Ornstein — Superior Industries — CFO

Break even. Break even is what — what we’re looking for. If that starts to happen we can see the turn — basically, it’s a trend. We — we are operating, as I mentioned, I think in the fire fighting or start-up. We need to get out of that and get into a continuous, processing, manufacturing, mode. Once we see that, that’s when we’re going to see a business model that makes sense. We have got engineers who have gone out and done time studies and have reviewed this operation and tell us that on a continuous manufacturing basis, we make money. The financial numbers say we can make money if we can hit the, what they call, engineering standards. We just haven’t been able to do that. So we have to see a movement closer towards those standards in order for us to have a viable business.
We’re seeing good marketing interest. We got this good, new order, and the launch is going well. So we think there’s some — some — a market there. And we believe the marketing thing is on track, although slowed by the actions of GM and Ford, who are reluctant to try new things right now for cost pressures. So the same pressures that are in the wheel business are spilling over and inhibiting our marketing here in getting new programs. When the — when we started up in the wheel business in 1974, it was like a landside. Every car started getting aluminum wheels on it. It just took off. We don’t see that same kind of taking off real quickly yet.
But we saw a lot of interest on the part of the foreign manufacturers, obviously, because they’re always in the forefront. They’re always seeing the smarter, the better way of doing something, the saving gas, the better riding, et cetera.
Soei Shin — Morgan Stanley — Analyst
Okay. And this re-evaluation by year, now is that a realistic target, or it is really the 12 months that we’re looking at?
Jeff Ornstein — Superior Industries — CFO
Well, I mean, we’ll internally probably set a stricter target and date than you’ll know about. In other words, internally, we’ll, obviously, start to make decisions. We can’t announce them for — you’ve got people involved, et cetera, customers involved, we’ll have to develop a plan and then start rolling it out. So you probably won’t hear about it for 12 months. But it’s very possible that, internally, in about six or eight months we’ll be taking decisions that we won’t be able to disclose for confidentiality reasons, but start a plan of talking with our customers, or whatever. Hopefully, it will come to that. We’ll be more in the mode of being able to tell you that we’ve started seeing a turn around, the losses will be less, et cetera.
Soei Shin — Morgan Stanley — Analyst
Okay. And I know this is asked so much every quarter, but given your confidence in ‘07 and your cash position, why aren’t you buying back more stock now?
Jeff Ornstein — Superior Industries — CFO
We’re being conservative, is the only answer. We — we like being criticized for being a little too conservative. Things are uncertain in our economy, and our car sales and our overall outlook. We have a lot of plans, as you know, we’re building $100 million plant in Mexico. We — maybe we need to build another plant behind it somewhere. And maybe China, maybe another Mexico, maybe India, I don’t know. Maybe we have to look at new opportunities. We like being criticized for being a little too conservative. We will, and have in the past stepped in and buy stock when we believe it’s grossly — undervalued and it’s a better use of our cash. Right now, we just tend to be a little more conservative.
Soei Shin — Morgan Stanley — Analyst
Okay. Thank you.
Operator

We’ve got a question now from Manaj Patel at Highline Capital.
Joe Saluti — Highline Capital — Analyst
Hi, it’s actually Joe Saluti for Highline. I have three things I’m interested in. First of all, can you talk about pricing again? You mentioned that there was an affect from aluminum that was positive but yet the LME was up something like 6% year-on-year, i that right?.
Jeff Ornstein — Superior Industries — CFO
LME was up 10%. And the selling prices got impacted by about 4%.
Joe Saluti — Highline Capital — Analyst
And is that — are you saying that the — the aluminum price affect was positive 4%? Or are you saying that the net overall?
Jeff Ornstein — Superior Industries — CFO
No, let me just make it clear, okay. We have an automatic adjustment in our accounting records when aluminum moves. It’s different with each customer. They’re based on averages over periods of time — quarters or every other month or whatever they use. The purpose of it is to — is to pass through, if you will, the cost of aluminum into our selling price. So when an aluminum going up, let’s just say, $1.00 a pound, and there’s 20 pounds, you get an adjustment of your selling price. But you also get an adjustment of your cost. So there’s really no impact on the bottom line.
When aluminum goes up, you do get a lower margin percentage, keep that in mind, because you’ve a $50 wheel with a $10 profit, now you have a $60 wheel with that same $10 profit. You have a lower percentage. But the intention is for aluminum to be — because it’s worldwide commodity, because GM and Ford buy it just the way we do, because Goldman Sachs is the biggest buyer of aluminum on the commodity market, nobody can control it. It’s a worldwide — you can go to your computer today and you can tell me exactly what the LME, London Metal Exchange, price for PT20, the base aluminum price. So there’s an absolute pass through. So whatever the price of aluminum does, it passes through into our selling price and into our cost. There is somewhat of a lag, and that’s an inventory run off, when you have a little more inventory, sometimes you make a little bit if price goes up. Sometimes you lose a little bit. But it’s not significant to our financial results.
Joe Saluti — Highline Capital — Analyst
Okay. So, then, the pricing effect, just from aluminum would have been plus 10, or whatever you think LME went up. And you’re saying that, overall, there were other things that drove it down to plus 4 overall.
Jeff Ornstein — Superior Industries — CFO
No. No. No, what I’m saying is the price of aluminum, there’s only one component of our selling price.
Joe Saluti — Highline Capital — Analyst
I understand.

Jeff Ornstein — Superior Industries — CFO
It’s not 100%. So if a 40% factor goes up 10%, you have a 4% impact on your total selling price.
Joe Saluti — Highline Capital — Analyst
I understand.
Jeff Ornstein — Superior Industries — CFO
Okay. So, like, if you look at our sales, they’re up — they’re down 3%, but our units are down 8%.
Joe Saluti — Highline Capital — Analyst
Okay. And what was it , if aluminum was a plus 4 effect and overall pricing effect looked like it was slightly positive. In other words, total revenue in the wheel business went down less than units?
Jeff Ornstein — Superior Industries — CFO
I’m not sure I follow your question. What are you saying?
Joe Saluti — Highline Capital — Analyst
So, year-on-year unit growth was negative 8.
Jeff Ornstein — Superior Industries — CFO
Right.
Joe Saluti — Highline Capital — Analyst
Revenue growth in the wheel business was minus 4.5.
Jeff Ornstein — Superior Industries — CFO
Right.
Joe Saluti — Highline Capital — Analyst
So there was a positive effect overall, that is, plus 4 for aluminum.

Jeff Ornstein — Superior Industries — CFO
Right.
Joe Saluti — Highline Capital — Analyst
And everything else netted itself out?
Jeff Ornstein — Superior Industries — CFO
Right, which is mix, productivity, givebacks, pricing, et cetera, yes, which we don’t — we don’t disclose in detail.
Joe Saluti — Highline Capital — Analyst
And is — is — the fall in gross margin year-on-year, do you think that it’s more due to the fall in volume than lack of load at the plants? Or is pricing — I mean, why aren’t we seeing a greater fall — and what you’re saying is — that the effect between mix and price givebacks, and all these other things that could happen, that pricing was flat to last year.
Jeff Ornstein — Superior Industries — CFO
Well let’s about — let’s talk about profit. Forget about revenue for a second, okay? Revenue has that aluminum component, so it makes it a little difficult. But talking about profit, there’s no question but the overall reduction in prices is having a significant impact on our profit margin. Because, remember, when you sell a product for $10 and it costs you 4, if you sell that same product for $9, you have an instant impact on your profit, it just drops — what we call as accountants, we call, it drops to the bottom line. That’s number one. Number two, when you were, as we’ve said in the past, efficient and have your plants loaded up, you tend to get a incremental profit from the plants, whereas, they have a fixed cost structure of — they have a cost of $10.00 and 6 of it’s fixed, well if they shipped 100 wheels or 200 wheels, those $6.00 stay the same, so you get a lower cost, as a result of incremental profit. You don’t have that any more. You have quite the opposite, we have our plants not operating at capacity.
Joe Saluti — Highline Capital — Analyst
No, I mean, I understand that. I just —
Jeff Ornstein — Superior Industries — CFO
As the wheel is getting bigger you have more complexity, and so, now, all of a sudden, you gets — my point I’m getting to is all those factors get magnified in a price-reduction environment. Before when you had — when you had a little bit more lucrative pricing or a little bit more stable price, where you had normal pricing, or you had the ability, for example, to get a little price increase from an engineering change, which they’ve tightened up. You’ve had the ability to recover more of your costs on your development costs, et cetera, which they’ve tightened up. You had these other things that tended to offset these things. So that’s why we were able to report and record in the past, as well as premium programs, such as, you were able to do a special program on a — we talked about a Harley F-150 — Harley Davidson, F-150 that had a big, beautiful, chrome-plated wheel, we were able to charge a little bit more.

Those days are all gone now. All those premium programs. All these little things that added up to a better profit that made Superior a higher-than-normal profit margin and all of its peers are pretty much all converged and disappeared. So you got this pricing environment, we’re struggling and working extremely hard, as you all know, on reducing our costs. But the rate of reducing costs are much, much slower than the — of the pricing —
Joe Saluti — Highline Capital — Analyst
I understand — I mean, you’ve been very clear that the — about the competitive environment and about how pricing has changed. I’m just having trouble.
Jeff Ornstein — Superior Industries — CFO
What’s your trouble?
Joe Saluti — Highline Capital — Analyst
Seeing it in the numbers. Because what you reported this quarter was wheel revenue down 4.5%, shipments down 8, realized price up 4, and a contribution from aluminum pricing up 4. So that selling the same wheels as last year, it looks like price should have been unchanged according to your results, and yet there’s, like, a 400-basis point fall in margin. Do you understand? Are you selling increasingly — are you selling a larger product at the same — ? What is it — I’m assuming that the — the year-on-year unit growth number is not — there’s something that’s not relevant about it, in what I’m thinking about? Like, what am I missing? Do you see what I’m saying?
Jeff Ornstein — Superior Industries — CFO
No, I don’t see what you’re saying, we’ll have to take it off line. But, the bottom line is the prices are going down, the costs are staying the same or going up.
Joe Saluti — Highline Capital — Analyst
I understand. Okay.
Jeff Ornstein — Superior Industries — CFO
Less margin.
Joe Saluti — Highline Capital — Analyst
All right. Okay. The second question is margin. Sequentially, in the last three years, between Q2 and Q3, you’ve had, just for normal seasonal patterns a — anywhere from 100 to 400 basis points of gross margin contraction between Q2 and Q3 when the environment wasn’t materially changing.
Jeff Ornstein — Superior Industries — CFO
Right.

Joe Saluti — Highline Capital — Analyst
So if you’re saying — are you saying that — forget about seasonality, the environment — or the margin environment in Q3 is going to be worse than it was in Q2, and the seasonality is going to feed in, so that there might be a real possibility that you might not be profitable in the third quarter?
Jeff Ornstein — Superior Industries — CFO
Well, the first part to the first part of your question, the answer is, yes. We’ve had full shut downs in every one of our plants, which often we don’t. We take full two-week shutdowns in every single one of our plants. Often we had one week or no shutdown because of volume requirements.
Joe Saluti — Highline Capital — Analyst
Right.
Jeff Ornstein — Superior Industries — CFO
Number one. So, clearly, that’s a seasonality. You’ve a customer who’s selling off inventory, not increasing production schedules, and so you don’t have — yes, you have the seasonality. And, B, you have a continuation of the same trend. So, yes, there exists the possibility this the third quarter will be substantially lower than the second. And so whether we have a loss or not, I’m not prepared to comment.
Joe Saluti — Highline Capital — Analyst
Right. I understand. I’m not — I’m not —
Jeff Ornstein — Superior Industries — CFO
There, we’re just waiting our time.
Joe Saluti — Highline Capital — Analyst
I understand. And, then, what is your overall capacity utilization right now?
Jeff Ornstein — Superior Industries — CFO
It’s low. Lower than it has been in the past.
Joe Saluti — Highline Capital — Analyst

Have you — have you given out those numbers in past? Are you prepared to give out those numbers now?
Jeff Ornstein — Superior Industries — CFO
No.
Joe Saluti — Highline Capital — Analyst
Okay. All right. Thank you.
Jeff Ornstein — Superior Industries — CFO
Thank you.
Operator
Moving onto a question from OSS Capital Management.
Millan Patel — OSS Capital Management — Analyst
Hi, Jeff. This is Millan Patel. You talked about, I guess, using Mexico and Hungary, as a low-cost — I guess, a benchmark for costs in the Company. I was just curious as to what — what are the OEs using as a benchmark for price, sort of, on a longer term? Is it China and India? Or are they with you on what’s happen?
Jeff Ornstein — Superior Industries — CFO
Yes, pretty much China. They’re so fixated on China. Europe. China. Anywhere they can pick up a low price, they’re using it as leverage, for sure. There’s a wheel maker in Korea, actually.
Steve Borick — Superior Industries — CEO
They’ll take the lowest cost and say that is the global price. Whether they can —
Jeff Ornstein — Superior Industries — CFO
That class, whether they can get it or not.
Steve Borick — Superior Industries — CEO
There’s a wheels producer and the quality and quantity, that’s how they start out. Then they accept the fact that, maybe, they don’t get the wheels produced there, but someone says they can produce it, they’ll start with that. And then, maybe, they want to bump you up a few bucks on premium, because they know, in reality, they may not get the wheel. So we don’t buy into the best-in-class pricing anymore. What we’re buying into is the fact that we are, globally, at a very substantial reduction in our prices from where we used to be. And globally we are very competitive today. And there will somebody who says that they will be able to make the wheel at a lower price. And the OEMs, based on their struggles, are looking to that. We’re taking a strategic position, just let us know if that’s what your game plan is going be, because we’re at the end of the — end of the line on what we can do on pricing. We still have to make a profit in this Company, and we have to have a future. They understand that, but they’re still fighting their own battles. And their battles are a lot bigger than our battles.
Millan Patel — OSS Capital Management — Analyst
Okay. Thank you.
Steve Borick — Superior Industries — CEO
You’re welcome.
Operator
We have a question now from Satellite Asset Management.
Jordan Schwimmer — Satellite Asset Management — Analyst
Yes, hi, gentlemen, Jordan Schwimmer from Satellite Asset. Couple of questions for you on the Mexican production. Wondering, all-in, sort of, full-utilization, assuming, sort of — similar pricing, what’s — what’s the margin differential between that and the U.S. production?
Jeff Ornstein — Superior Industries — CFO
Substantial. It depends. I mean, if I take my worst plant in the U.S. at low-capacity utilization, and my fully-loaded Mexican plant, I could see a double margin, for example, just as an example. That doesn’t happen every single period, every single time. But it’s been as bad as that differential.
Steve Borick — Superior Industries — CEO
You got to remember in asking that question that — that as we continue to build new facilities, we change our entire production mode from less — less people and more automation and that changes mix.
Jordan Schwimmer — Satellite Asset Management — Analyst
Right.
Steve Borick — Superior Industries — CEO
And, also the fact that you have newer equipment versus older plants that have been around for 15 years.

Jeff Ornstein — Superior Industries — CFO
And each plant has different configuration of wheels. We could have a plant with as many as 25 different wheel styles. So, that’s seven different wheel plants operating at all different rates. So, it’s just difficult to generalize. I’m trying to give you as much characterization as possible, so you get a sense of it.
Jordan Schwimmer — Satellite Asset Management — Analyst
I appreciate that.
Jeff Ornstein — Superior Industries — CFO
But I can’t be specific.
Jordan Schwimmer — Satellite Asset Management — Analyst
Okay. And then when the third Mexican plant comes on line mid-next year, and, say, if you were able at that point to shut down a similar amount of capacity in the U.S., what would Mexico be as a percentage of your total production.
Jeff Ornstein — Superior Industries — CFO
50%-plus.
Jordan Schwimmer — Satellite Asset Management — Analyst
15-plus, okay.
Jeff Ornstein — Superior Industries — CFO
50.
Jordan Schwimmer — Satellite Asset Management — Analyst
50, 5-0, okay. And, then, I’m just trying to understand, you guys have done a good — well, very difficult circumstances. I think you guys have done a good job of keeping us informed about what the issues are and, sort of, what your views of the future are. And I’m just not as clear this time — I know you’ve talked about it in probably a number of different ways, what are the elements of uncertainty that prevent you from, sort of, giving the kind of guidance you’ve given the in past for the third quarter? We already know what production schedules are.
Jeff Ornstein — Superior Industries — CFO
That’s production — we don’t know what production schedules are. You might know them, but I don’t know them. They change so drastically. Last week, they went up 100,000. The week before it went down 100,000. I mean, that’s a lot of wheels.

Jordan Schwimmer — Satellite Asset Management — Analyst
Okay.
Jeff Ornstein — Superior Industries — CFO
And a lot of loading with the plants operating at, let’s just say, 300,000 wheels a week, maximum capacity. That’s significant.
Steve Borick — Superior Industries — CEO
I want to give you — sit it up a little bit — just a simple example on how we’re looking at our capacity. For instance, a plant in Arkansas that we were looking at on June 6th, the releases were 30,000 wheels, so we had to be —
Jeff Ornstein — Superior Industries — CFO
Per week.
Steve Borick — Superior Industries — CEO
— per week. So we had to be geared for that with people and equipment and everything that goes along with that from purchasing of aluminum. July 11th came around, and the capacity — and the releases dropped to 15,000. Literally in one month.
Jordan Schwimmer — Satellite Asset Management — Analyst
Okay.
Steve Borick — Superior Industries — CEO
So now I’ve got 600 people in the plant ready to produce 30,000 wheels, and sure, I can go to a four-a-day week, but what do I do with a lot of things that were already done — purchased for that production level? Looking out, in August, that plant goes back up to 35,000. Is it going to be there? Or is it going to be at 25? This is a significant problem, and when the cost and the price are an inflection point, you don’t have breathing room that you used to have. It’s pretty simple.
Jordan Schwimmer — Satellite Asset Management — Analyst
Okay. So variability — we have a general sense of where GM — GM is aiming for in terms of the third quarter production. But it’s the more — it’s the specifics that you’re getting killed on?
Jeff Ornstein — Superior Industries — CFO

I’ll give you the — I’ll give you the speech I give to all the analysts. The GM and Ford production schedules are — are good for about 20 minutes after they’re are published. Okay?
Jordan Schwimmer — Satellite Asset Management — Analyst
Right.
Jeff Ornstein — Superior Industries — CFO
So that’s how much you can rely on them. 20 minutes you can rely on them, but after that they change. We get a call an hour later that changes that by, just, unbelievable amounts.
Jordan Schwimmer — Satellite Asset Management — Analyst
Well, I guess, the — the good news is that, of course, that they sold a lot of vehicles, and it doesn’t look like the production schedules are going down overall.
Jeff Ornstein — Superior Industries — CFO
Yes, no, we appreciate your comments. And, again, we’ll try to, as best we can, publicly announce what we think our earnings guidance will be for the third quarter as quickly as we can.
Jordan Schwimmer — Satellite Asset Management — Analyst
Yes, no, I understand. Tough circumstances, you guys. I think you guys have done a very good job on communicating. Thank you.
Jeff Ornstein — Superior Industries — CFO
Appreciate that.
Operator
We’ll go back to a question from Robert W. Baird.
David Leiker — Robert W. Baird — Analyst
Hey, just a couple of number questions here.
Jeff Ornstein — Superior Industries — CFO
Hey, David.

David Leiker — Robert W. Baird — Analyst
You bought 16,000 shares in the quarter, right?
Jeff Ornstein — Superior Industries — CFO
Right.
David Leiker — Robert W. Baird — Analyst
What was the dollar amount?
Jeff Ornstein — Superior Industries — CFO
$23.56.
Steve Borick — Superior Industries — CEO
Year-to-date.
Jeff Ornstein — Superior Industries — CFO
I’m sorry, 22.70. Wrong column. 11,000 in the quarter. 16,000 year-to-date.
David Leiker — Robert W. Baird — Analyst
Oh, 11 in the quarter. Okay. Thanks.
Jeff Ornstein — Superior Industries — CFO
The quarter 22.70. 16,000 year-to-date, at 23.56. Thanks for that correction.
David Leiker — Robert W. Baird — Analyst
Okay. I don’t think I heard you give a payables number?
Jeff Ornstein — Superior Industries — CFO
I didn’t, but I can. 45.7 million. Again, balance sheet always subject to final changes. 10-Q will be out middle of next week — end of next week.

David Leiker — Robert W. Baird — Analyst
And then where — where were you in the quarter in terms of your production rate versus shipping rate relative to the last couple of quarters? Is that gap bigger than it had been in past quarters, or — ?
Jeff Ornstein — Superior Industries — CFO
Yes, so production rate was less than our shipping rate. We — we — we sold off inventory this quarter, and that’s why the inventory went down that 5 million.
David Leiker — Robert W. Baird — Analyst
So if you shipments are down 8, what do you think your production was down year-over-year?
Jeff Ornstein — Superior Industries — CFO
Well, 15.
Steve Borick — Superior Industries — CEO
12 or 15.
Jeff Ornstein — Superior Industries — CFO
Yes, 12 — between 12 and 15.
David Leiker — Robert W. Baird — Analyst
And that would be worse than what you saw in the first quarter?
Jeff Ornstein — Superior Industries — CFO
No, about the same.
David Leiker — Robert W. Baird — Analyst
About the same?
Jeff Ornstein — Superior Industries — CFO

Yes.
Steve Borick — Superior Industries — CEO
David, one of the other comments I think it’s important for everybody to hear is that when we talk about costs and reducing costs, and we look at fixed and variables, yes, and it’s real easy to take some of our fixed and say, hey, I’m going slash and burn. I’m not — we’re not a Company that wants to do that.
David Leiker — Robert W. Baird — Analyst
Right.
Steve Borick — Superior Industries — CEO
But what we are seeing is that there is some variables that are starting to change that we don’t have control on. An example, natural gas has gotten a lot more expensive. We have a lot of fixed contracts. But as they start to run out, the prices is — on the variable is different. Those things, in this environment, having much more of an impact at the total cost picture than we used to ever even be concerned with. And then the question is — If gas is $7 a thousand cubic feet today, do we fix it for the next year on the thought that it’s going to 10? Or is it going back to 5? And what is it doing to our business model every time we look at that? The price of nickel, the price of copper. Some of the things we don’t have control that are not pass throughs are changing in the environment.
David Leiker — Robert W. Baird — Analyst
Right.
Steve Borick — Superior Industries — CEO
And those all have impacts today. That — the happy days are gone, gentlemen. And these kind of cost factors have significant potential impacts on our profitability, and we have to manage that better, through automation and innovation and technology that we’re doing and looking at our new plants and benchmarking for the future. And as Jeff said, this is a — this is a time warp, and we’re on the side right now that the transition is going to take a period of time to get to where we need to go.
David Leiker — Robert W. Baird — Analyst
Okay. And, then, one last question, if you look at the — and I know this is tough to do. But, separating the production environment from your new business awards, do you look at the pace of the new business that you have coming on, and not netting it, but just look at the pace of that coming on, does that accelerate over the next couple of quarters, next few years relative to what we’ve seen recently?
Jeff Ornstein — Superior Industries — CFO
No question. I mean, I don’t think we have any marquee name, like we had in the past with the Jeep and F-150. But we’ve got a — just a good plethora of programs that are good and solid that are coming on that will lay it up to as much as we’ve had in the past.

Steve Borick — Superior Industries — CEO
Is he talking about in the wheel business?
Jeff Ornstein — Superior Industries — CFO
Wheel business.
David Leiker — Robert W. Baird — Analyst
Wheel business.
Jeff Ornstein — Superior Industries — CFO
Yes, wheel business.
Steve Borick — Superior Industries — CEO
Okay.
David Leiker — Robert W. Baird — Analyst
Would that be consistent with what you’ve seen in past years?
Jeff Ornstein — Superior Industries — CFO
For sure.
David Leiker — Robert W. Baird — Analyst
So what we’re seeing here isn’t really an issue of new business not — ?
Jeff Ornstein — Superior Industries — CFO
I think what’s happening —
David Leiker — Robert W. Baird — Analyst
— down market.

Jeff Ornstein — Superior Industries — CFO
— is that momentum that we’ve had in the past has always been incremental because the base business continued at a strong rate.
David Leiker — Robert W. Baird — Analyst
Right.
Jeff Ornstein — Superior Industries — CFO
With the base business, with the GMT-800 suffering, with the F-150 suffering, with the Explorer suffering, we just can’t overcome that.
David Leiker — Robert W. Baird — Analyst
And is your T-800 business skewed more to SUV than pickups? I mean, in terms of volume, it’s two-thirds pickup, one-third, SUVs. What would your T-800 mix be?
Jeff Ornstein — Superior Industries — CFO
I’d have to get back to you, but I have a feeling it’s probably consistent with what they’re reporting. I don’t think we have anything unusual in that arena that’s different.
David Leiker — Robert W. Baird — Analyst
I would imagine some of those heavy-duty construction trucks still aren’t having — don’t have aluminum wheels on them?
Jeff Ornstein — Superior Industries — CFO
Probably not.
Steve Borick — Superior Industries — CEO
Hot forged. They could be forged made by Alcoa. We’re not in the forged wheel business.
David Leiker — Robert W. Baird — Analyst
Right.
Steve Borick — Superior Industries — CEO

Truck business. Right. Okay. Thank you.
Operator
Moving back now to Brett Hoselton at Key Bank.
Brett Hoselton — Key Bank — Analyst
Gentlemen.
Jeff Ornstein — Superior Industries — CFO
Brett.
Brett Hoselton — Key Bank — Analyst
Outlook for Hungary, Jeff? What are your thoughts? It sounds like things are tough there, and I don’t know if things are going to improve anytime soon. Or is there some recently that — ?
Jeff Ornstein — Superior Industries — CFO
There’s a couple good news about Hungary is it’s a well-managed, well-controlled plant, low-cost plant. So, consistent good results. Good, good cash flow. Great investment for the Company, and a difficult one to start up, because we couldn’t get business at first. So I guess the down side is limited. The upside, I’m somewhat encouraged. Our market department’s pretty aggressive. There’s some things on the horizon that could potentially increase that business. Unfortunately, it looks as thought some of it’s in the forged side, rather than the cast, where we increase the capacity, unfortunately. So that continues to hurt us. But worst comes to worst, Hungary is also a possibility for us if we want to absorb some shipping costs to use as a backup for capacity with that extra cast capacity over there. So I would say the best comment I can make on Hungary is not much down side from here. But, obviously, a potential. But Europe is just — it’s horrible — it’s worse — it’s bloody, is what I have been told.
Brett Hoselton — Key Bank — Analyst
As I think about the weaker players here in North America, the names that come to my mind are Haslemere, Amcast, in particular. Would you — well I know you don’t necessarily like to comment on your competitors, but as we think about your competitors, Alcoa seems like they’re — they just stick because they’re in kind of a unique niche. But Amcast, and Haze (ph), I’d say were probably — at greatest risk, let’s say. And I — I can’t think of any others that — off the top of my head.
Jeff Ornstein — Superior Industries — CFO
I would just say to you that everyone in our business that’s leveraged is at risk. There’s a company called Ion that’s in bankruptcy. [Indiscernible.] There’s little companies you don’t know too much about, don’t get as much publicity. And I would think that there’s no such thing as a for sure, continuing in the business, including Alcoa. Any number of companies could just decide because of the pricing, it’s just not a big enough business to be in.
Steve Borick — Superior Industries — CEO

Brett, if you could pull some of the stories on Alcoa, you will notice that there’s an exit strategy going on there in their automotive arena. It’s not core business any more, so you need to look at that.
Brett Hoselton — Key Bank — Analyst
Yes. Well, I mean, I just had lunch with the head of Alcoa’s aluminum wheel group, who just came over from Goodyear about six months ago. And it sounds like they’re a niche player. I don’t know if Alcoa keeps them, but it sounds like they’re going to be a niche player going forward.
Jeff Ornstein — Superior Industries — CFO
Probably in the bigger truck business. That —
Brett Hoselton — Key Bank — Analyst
Yes, yes. That’s what it sounds like. I mean, it certainly not going —
Jeff Ornstein — Superior Industries — CFO
That’s not the business that’s competitive to us. That’s more of a core business that’s been there —
Brett Hoselton — Key Bank — Analyst
Yes, it doesn’t sound like they’re going to migrate down into your business.
Jeff Ornstein — Superior Industries — CFO
Right. But when they get into the lighter trucks and all, that’s where they’re struggling.
Brett Hoselton — Key Bank — Analyst
Yes. That makes a lot of sense.
Jeff Ornstein — Superior Industries — CFO
Yes.
Brett Hoselton — Key Bank — Analyst
Thank you, very much, gentlemen.

Jeff Ornstein — Superior Industries — CFO
Thank you. Anyone else, Kevin?
Operator
We have another question holding. This is Adam Comora at EnTrust Capital.
Adam Comora — EnTrust Capital — Analyst
Yes, I just had a follow-up question on pricing. Can you just — can you just talk a little bit more about what’s happening between pricing on some of the newer platforms that you’re bidding on out in ‘08, ‘09, ‘10, that kind of thing? And what — what your outlook is for pricing on the base business? In other words, are we still in that stable 3%-type of environment?
Jeff Ornstein — Superior Industries — CFO
I think I’ve said pretty clearly that we continue to have automatic adjustments in our pricing. As far as the new business goes it’s — it’s pretty much the same — same story. It’s best in class, here’s where we can get it, can you match it? And we have to make decisions, as Steve said, on the big, core program we might sharpen our pencil a touch. On programs that aren’t as important to us, we’re going to just hold our ground and — and see where it falls out. And we have to contract our business to make more money, that — we’re ready to do that.
Adam Comora — EnTrust Capital — Analyst
Okay. And just — just so I understand, sort of, when you’re talking about best-in-class benchmarking out in those newer platforms, is that sort of, like, 15% below where we are today?
Jeff Ornstein — Superior Industries — CFO
I got a guy who is going to answer that question. His name is Mike O’Rourke, and he’s our Senior Vice President of Marketing. I hesitate to let him speak on a financial call, but I think I will this time.
Mike O’Rourke — Superior Industries — SVP, Marketing
Thanks, very much. I really can’t say, in terms of what percentage that — that reduction will be, but as Steve said earlier, we feel that, competitively, we’re in the — in the global arena, and — and looking at new business, that’s — that’s what where we’re judged against. Jeff made a very good point about the continuation of productivity, that’s all with an expectation. And you look over the last, say 18 months, 24 months, we’ve been dealing more with the competitiveness issue more than productivity, and I think we’re at a level now where it’s more back to the productivity focus we’ve had historically. But going out into ‘07, ‘08, they — their expectation is to be globally competitive.
Adam Comora — EnTrust Capital — Analyst
Okay. Do you guys — it sounds like you’re willing to walk away from volume. Will you ever try and maybe accept that volume and maybe meet them somewhere in the middle on the price, and, then, sort of take a look at existing pricing on production? Is that a strategy you’ll employ as well?

Mike O’Rourke — Superior Industries — SVP, Marketing
Kind of too general to answer. Every situation is a little bit different, but yes, for sure. I mean, if it’s going fill a particular niche of capacity, and helps fill a particular Mexican facility and all. But if it’s just a program that doesn’t make any sense, we’re — we’re basically telling our customers, look, decide because we can’t make it at that price. It just doesn’t make any sense at all, there’s not enough margin in it. And if that’s the case, don’t come back in six months because we’re going to make some plans to reduce our capacity so that we can run our business as well. And we’re getting now to that point where that kind of adversarial relationship — it will be interesting to see how it plays out. And the key to that is going to be the competitive environment.
Adam Comora — EnTrust Capital — Analyst
Got it. Okay. Thanks a lot, guys.
Jeff Ornstein — Superior Industries — CFO
Thank you.
Operator
We do have a final follow-up question in the roster, gentlemen. It’s from Peter Grondin at Performance.
Peter Grondin — Performance Capital — Analyst
Guys, I’m all set, thanks.
Jeff Ornstein — Superior Industries — CFO
Okay.
Operator
With that, I will turn things back over to you. There are no other questions holding.
Jeff Ornstein — Superior Industries — CFO
Thanks very much for your time, and we appreciate your understanding during these difficult times. Have a great day.
Operator
Thank you, everyone, for joining us today. That will conclude the conference call. Again, have a good day.